Hidary Group Acquisitions, LLC
                         10 West 33rd Street, 9th Floor
                               New York, NY 10001

                                                                   July 10, 2007

BY HAND AND FACSIMILE

Everlast Worldwide Inc.
1350 Broadway, Suite 3300
New York, NY 10018

Ladies and Gentlemen:

We have reviewed the draft of the preliminary proxy statement that your counsel sent to us on July 9, 2007 and strongly disagree with the characterization of events described therein. As we are commencing litigation, we will not be providing you with specific comments to this draft.

                                        Sincerely,

                                        HIDARY GROUP ACQUISITIONS, LLC

                                        By: The Hidary Group LLC,
                                            its managing member


                                            By: /s/ Jack D. Hidary
                                                --------------------------
                                                Name:  Jack D. Hidary
                                                Title: Managing Member

cc: Robert H. Friedman, Esq.